                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 15, 1996
                                                    ------------

                            CORPORATE EXPRESS, INC.
- ------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Colorado                     0-24642                 84-0978360
- ------------------------------------------------------------------------------
(State or Other Juris-         (Commission File        (IRS Employer
diction of Incorporation)        Number)               Identification No.)


        325 Interlocken Parkway
        Broomfield, Colorado                           80021
- ------------------------------------------------------------------------------
        (Address of Principal                          (Zip Code)
         Executive Offices)




                                (303) 373-2800
- ------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)




                                Not Applicable
- ------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

     On May 15, 1996, the Registrant completed the acquisition (the "Acquisition") of all of the issued and outstanding stock of ASAP Software Express, Inc., an Illinois corporation ("ASAP"), which Acquisition is effective April 22, 1996. The Acquisition was made pursuant to the terms of a certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated April 22, 1996, as amended by the Amendment to Stock Purchase Agreement effective as of April 22, 1996, by and among the Registrant, ASAP and all of the Shareholders of ASAP (the "ASAP Shareholders"). Pursuant to the terms of the Stock Purchase Agreement, the Registrant purchased all of the issued and outstanding capital stock of ASAP from the ASAP Shareholders, consisting of 679,800 shares of common stock and 6,118,200 shares of non-voting common stock, in exchange for aggregate consideration of $97,611,037, subject to certain adjustments, comprised of $52,500,000 paid in cash and $45,111,037 in promissory notes issued by the Company. The source of the cash used in the transaction was the Company's cash on hand and its credit facility with Bank of America Illinois. At the time of the Acquisition, ASAP had cash on hand of approximately $13.7 million, which sum is expected to be available to finance operations of ASAP or to be used to satisfy the promissory notes issued in connection with the Acquisition. The nature and amount of consideration paid in connection with the Acquisition was determined based on negotiations between the Registrant and the ASAP Shareholders. Prior to the Acquisition, there was no material relationship between the Registrant or any of its affiliates, directors or officers or any associates thereof and the ASAP Shareholders or ASAP. The foregoing summary of the Acquisition is qualified in its entirety by reference to the Stock Purchase Agreement referenced as Exhibit 2.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
(a)  Financial statements of Businesses Acquired.

ASAP Software Express, Inc.
   .  Report of Independent Auditors
   .  Consolidated Balance Sheets
   .  Consolidated Statements of Income
   .  Consolidated Statements of Stockholders' Equity
   .  Consolidated Statements of Cash Flows
   .  Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information.

Corporate Express, Inc. and ASAP Software Express, Inc.
   .  Unaudited Pro Forma Combined Financial Data
   .  Pro Forma Combined Balance Sheet
   .  Pro Forma Combined Statement of Operations

(c)  Exhibits.

     2.1* Stock Purchase Agreement dated April 22, 1996 by and among Corporate
          Express, Inc., ASAP Software Express, Inc. and the Shareholders of ASAP Software Express, Inc.

     2.2* Amendment to Stock Purchase Agreement effective as of April 22, 1996 by and among Corporate Express, Inc., ASAP Software Express, Inc. and the Shareholders of ASAP Software Express, Inc.

________________________


        * Previously filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CORPORATE EXPRESS, INC.
                                          (Registrant)



                                     /s/ Joanne Farver
                                     -----------------------
Date:  June 19, 1996                 By:     Joanne C. Farver
                                     Title:  Vice President - Controller

                        Report of Independent Auditors

The Board of Directors
ASAP Software Express, Inc.

We have audited the accompanying consolidated balance sheets of ASAP Software Express, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ASAP Software Express, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

February 19, 1996,
except paragraph one of Note 9, for which the date is May 13, 1996 and paragraph two of Note 9, for which the date is May 15, 1996

                          ASAP Software Express, Inc.

                          Consolidated Balance Sheets

                                                              December 31
                                                           1995          1994
                                                       -------------------------
Assets
Current assets:
 Cash                                                  $17,004,419   $ 7,458,235
 Accounts receivable, less allowance for doubtful
  accounts of $938,492 in 1995 and $497,384 in 1994     24,642,892    18,345,059
 Inventories                                             4,197,481     4,650,280
 Prepaid expenses and other                                128,441       139,794
                                                       -------------------------
Total current assets                                    45,973,233    30,593,368
Property, plant and equipment:
 Building                                                1,284,954     1,279,354
 Land and improvements                                   1,222,383     1,222,383
 Equipment                                               1,855,768     1,562,425
 Furniture and fixtures                                    439,541       397,652
                                                       -------------------------
                                                         4,802,646     4,461,814
 Less: Accumulated depreciation                          1,356,189       948,323
                                                       -------------------------
                                                         3,446,457     3,513,491
Other                                                       57,828        64,955
                                                       -------------------------
Total assets                                           $49,477,518   $34,171,814
                                                       =========================

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                      $29,212,540   $20,025,907
 Accrued liabilities                                     1,811,115       846,013
 Income taxes payable (Note 3)                             207,805       140,465
 Current portion of long-term debt                          78,616        72,339
                                                       -------------------------
Total current liabilities                               31,310,076    21,084,724
Real estate mortgage (Note 7)                            1,820,636     1,899,252
Minority interest (Note 2)                                 125,480       127,116
Stockholders' equity:
 Common stock, no par value; 7,500,000 and
  750,000 shares authorized, and 6,798,000 and
  750,000 shares issued and outstanding in 1995
  and 1994, respectively                                    95,172       105,000
 Retained earnings                                      16,126,154    10,955,722
                                                       -------------------------
Total stockholders' equity                              16,221,326    11,060,722
                                                       -------------------------
Total liabilities and stockholders' equity             $49,477,518   $34,171,814
                                                       =========================


See accompanying notes.

                          ASAP Software Express, Inc.

                       Consolidated Statements of Income

                                              Year ended December 31
                                         1995           1994          1993
                                     -----------------------------------------
Net revenues                         $157,794,897   $114,031,728   $73,891,655

Costs and expenses:
 Cost of sales                        132,500,027     94,109,457    60,059,266
 Selling, general, and
  administrative expenses              15,038,863     13,673,220    10,352,554
                                     -----------------------------------------
                                      147,538,890    107,782,677    70,411,820
                                     -----------------------------------------
Income before income taxes             10,256,007      6,249,051     3,479,835
Income taxes                              200,000        150,000        56,011
                                     -----------------------------------------
Net income                           $ 10,056,007   $  6,099,051   $ 3,423,824
                                     =========================================


See accompanying notes.

                          ASAP Software Express, Inc.

                Consolidated Statements of Stockholders' Equity


                                      Number     Common       Retained
                                     of Shares    Stock       Earnings
                                    ------------------------------------
Balance, January 1, 1993              750,000    $105,000    $4,424,082
Net income                                  -           -     3,423,824
Distributions to stockholders               -           -    (1,521,717)
                                    ------------------------------------
Balance, December 31, 1993            750,000     105,000     6,326,189
Net income                                  -           -     6,099,051
Distributions to stockholders               -           -    (1,469,518)
                                    ------------------------------------
Balance, December 31, 1994            750,000     105,000    10,955,722
Net income                                  -           -    10,056,007
Distributions of stockholders
 (Note 3)                                   -           -    (3,788,349)
Repurchase of common stock            (70,200)     (9,828)   (1,097,226)
                                    ------------------------------------
Balance, December 31, 1995            679,800    $ 95,172   $16,126,154
                                    ====================================

See accompanying notes.

                          ASAP Software Express, Inc.

                     Consolidated Statements of Cash Flows


                                                                 Year ended December 31
                                                            1995           1994            1993
                                                         -----------------------------------------
Operating activities
Net income                                               $10,056,007    $ 6,099,051    $ 3,423,824
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation                                              427,203        346,452        213,676
   Provision for uncollectible accounts                      441,108        355,930         74,254
   Minority interest                                          (1,636)       (56,654)       183,770
   Changes in operating assets and liabilities:
     Accounts receivable                                  (6,738,941)    (7,938,500)    (5,542,245)
     Inventories                                             452,799       (261,981)    (1,192,744)
     Prepaid expenses and other                               11,353        (96,566)        85,475
     Accounts payable and accrued liabilities             10,151,735      8,769,260      6,775,647
     Income taxes payable                                     67,340         74,184         30,463
                                                         -----------------------------------------
Total adjustments                                          4,810,961      1,192,125        628,296
                                                         -----------------------------------------
Net cash provided by operating activities                 14,866,968      7,291,176      4,052,120

Investing activities
Increase in other assets                                       7,127         21,908        (67,352)
Proceeds from disposal of equipment                           20,195             --             --
Advance to Romar Company                                          --             --        164,080
Acquisition of plant and equipment                          (380,364)      (444,441)    (3,143,838)
                                                         -----------------------------------------
Net cash used in investing activities                       (353,042)      (422,533)    (3,047,110)

Financing activities
Distributions to stockholders (Note 3)                    (3,788,349)    (1,469,518)    (1,521,717)
Repurchase of common stock                                (1,107,054)            --             --
Proceeds from long-term debt                                      --      2,000,000      1,900,420
Payments on long-term debt                                   (72,339)    (1,928,829)            --
Payments on capital lease obligations                             --             --        (23,072)
                                                         -----------------------------------------
Net cash (used in) provided by financing activities       (4,967,742)    (1,398,347)       355,631
                                                         -----------------------------------------
Net increase in cash                                       9,546,184      5,470,296      1,360,641
Cash at beginning of year                                  7,458,235      1,987,939        627,298
                                                         -----------------------------------------
Cash at end of year                                      $17,004,419    $ 7,458,235    $ 1,987,939
                                                         =========================================

See accompanying notes.

                          ASAP Software Express, Inc.

                  Notes to Consolidated Financial Statements

                               December 31, 1995


1.  Description of Business

ASAP Software Express, Inc. (ASAP) is a distributor of various personal computer software titles and certain add-on computer hardware products. ASAP sells to a multitude of regional and national customers varying across several industry groups.

2.  Summary of Significant Accounting Policies

Inventories

Inventories consist of goods held for resale and are stated at the lower of cost or market using the moving weighted-average method.

Property, Plant and Equipment

Property, plant, and equipment is carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line and accelerated methods over 3 to 31.5 years. The estimated useful life on personal computers and related equipment acquired after January 1, 1994 is three years (five years for acquisitions prior to January 1, 1994).

Consolidation

The consolidated financial statements include the accounts of ASAP and Romar Company (Romar), a joint venture with ASAP as a 75% venturer along with a third-party venturer. Romar completed the acquisition of land and development of an office and warehouse facility for ASAP. All significant intercompany transactions have been eliminated.

Revenue Recognition

Net revenues include the sale of shrink wrap product and licenses for the use of software purchased from the software publishers. Revenue from product sales is recognized as shipments are made. Revenue from the sale of intangibles (software licenses and maintenance agreements) is recorded when the customer is invoiced.

                          ASAP Software Express, Inc.

2.  Summary of Significant Accounting Policies (continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounting for the Impairment of Long-Lived Assets

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement No. 121 in first quarter of 1996, and, based on current circumstances, does not believe the effect of adoption will be material.

3.  Income Taxes

ASAP is taxed as an S corporation under the applicable provisions of the Internal Revenue Code. No provision for federal income taxes is generally recorded in the financial statements of an S corporation as the results of its operations are includable in the income tax returns of its stockholders. Distributions to stockholders of $3,788,349 in 1995; $1,469,518 in 1994; and $1,521,717 in 1993 approximate federal and state taxes paid or to be paid by stockholders, related to operations of ASAP. ASAP remains responsible for income taxes in certain states.

Cash paid for income taxes, net of refunds, was approximately $158,000 in 1995, $75,000 in 1994, and $28,000 in 1993.

                          ASAP Software Express, Inc.

4.  Profit-Sharing Plan

ASAP has a qualified, trusteed, profit-sharing and 401(K) plan covering substantially all employees. The plan provides for deferred salary contributions by the plan participants. Company contributions are determined at the discretion of the Company's Board of Directors but may not exceed the maximum amount deductible for federal income tax purposes. A contribution of approximately $269,000 was expensed in 1995 ($227,000 in 1994 and $203,000 in 1993).

5.  Leasing Arrangements

Under a 10-year lease with Romar for office and warehouse space (see Note 2), annual rental payments are $351,000 through December 2002. The Company is also responsible for certain real estate taxes, insurance, and maintenance. In addition, the Company leases space in various locations from unrelated parties under agreements with varying terms through August 1996.

Rent expense was approximately $514,000, $413,000, and $255,325 for the years ended December 31, 1995, 1994, and 1993, respectively. Future rental payments under satellite office and equipment leases are approximately $64,000 in 1996; and $3,000 in 1997.

6.  Line of Credit

ASAP has available a $4,500,000 unsecured line of credit with a commercial bank, which was unused at December 31, 1995. The rate of interest charged by the bank under this arrangement is the bank's prime lending rate (8.5% at December 31, 1995) or a LIBOR-based option. The line of credit is renewable annually each June.

7.  Real Estate Mortgage

In connection with the acquisition of land and development of an office and warehouse facility, a loan agreement in the amount of $2,000,000 was entered into in June 1994. The debt, which bears interest at an annual rate of 8.35%, is collateralized by a mortgage on the property and provides for monthly principal and interest payments of $19,520 through July 2009.

                          ASAP Software Express, Inc.

7.  Real Estate Mortgage (continued)

At December 31, 1995 principal maturities on the long-term debt are approximately as follows:

             Year ending December 31:
              1996                     $   78,616
              1997                         85,437
              1998                         92,851
              1999                        100,908
              2000                        109,664
              Thereafter                1,431,776
                                       ----------
                                       $1,899,252
                                       ==========

Cash paid for interest was approximately $162,000 in 1995; $169,000 in 1994; and $40,000 in 1993.

8.  Common Stock

In 1995, the Board of Directors declared a 10 for 1 stock split. The shares issued in conjunction with the stock split are nonvoting.

In November 1995, the Board of Directors adopted the 1995 Equity Incentive Plan
(Plan). The Plan allows for the granting of stock appreciation rights and/or nonqualified stock options to participants at the discretion of the Compensation Committee. No options or stock appreciation rights had been granted as of December 31, 1995.

9.  Subsequent Events

On May 13, 1996, the Company made payments of approximately $3,600,000 in conjunction with the exercise of stock appreciation rights, which had been granted as of January 29, 1996.

On May 15, 1996, the Company executed a definitive purchase agreement to sell all the outstanding common shares of the Company.

                            CORPORATE EXPRESS, INC.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


The following pro forma combined balance sheet as of March 2, 1996 is prepared assuming the ASAP acquisition occurred on such date. The pro forma statement of operations data include the ASAP results of operations assuming the acquisition occurred at the beginning of the year. The ASAP balance sheet and statement of operations included in the combined balance sheet and statement of operations is for its fiscal year ended December 31, 1995.

The pro forma combined financial data are based on available information and on certain assumptions and adjustments described in the accompanying notes which Corporate Express believes are reasonable. The pro forma combined financial data are provided for informational purposes only and do not purport to present the results of operations of Corporate Express had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

            CORPORATE EXPRESS, INC. AND ASAP SOFTWARE EXPRESS, INC.

                       PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 2, 1996
                                  (Unaudited)

                                 (in thousands)

                                                                                                             Corporate
                                                                                                              Express
                                                                                                                and
                                                                                                                ASAP
                                                          Corporate                         Pro Forma        Pro Forma
               ASSETS                                      Express             ASAP        Adjustments        Combined
                                                          ---------          --------      -----------       ----------
Current assets:
   Cash and cash equivalents                               $ 28,664           $17,004        ($39,882)(1)    $    5,786
   Receivables, net                                         293,420            24,643                           318,063
   Inventories                                              101,995             4,197                           106,192
   Other current assets                                      35,391               129                            35,520
                                                           --------           -------        --------        ----------
      Total current assets                                  459,470            45,973         (39,882)          465,561
Property and Equipment, net                                 109,499             3,446                           112,945
Goodwill, net                                               324,603                            94,983 (2)       419,586
Other assets, net                                            16,951                58                            17,009
                                                           --------           -------        --------        ----------
      Total assets                                         $910,523           $49,477        $ 55,101        $1,015,101
                                                           ========           =======        ========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                        $137,132           $29,213                          $166,345
   Accrued liabilities                                       56,796             1,811           1,500 (3)        60,107
   Accrued purchase costs                                     3,049                             1,000 (4)         4,049
   Accrued merger and related costs                          24,880                                              24,880
   Current portion of long-term debt and capital leases      20,151                79          45,111 (5)        65,341
   Other non-current liabilities                                219               208                               427
                                                           --------           -------        --------        ----------
      Total current liabilities                             242,227            31,311          47,611           321,149
Capital lease obligations                                     9,568                                               9,568
Long-term debt                                              127,900             1,820          23,836           153,556
Deferred income taxes                                         7,374                                               7,374
Minority interest in subsidiaries                            24,843               125            (125)(6)        24,843
Other non-current liabilities                                 2,097                                               2,097
                                                           --------           -------        --------        ----------
      Total liabilities                                     414,009            33,256          71,322           518,587
Shareholders' equity:
   Common stock                                                  14                95             (95)(7)            14
   Additional paid-in capital                               502,559                                             502,559
   Retained earnings (deficit)                               (6,712)           16,126         (16,126)(7)        (6,712)
   Foreign currency translation adjustment                      653                                                 653
                                                           --------           -------        --------        ----------
      Total shareholders' equity                            496,514            16,221         (16,221)          496,514
                                                           --------           -------        --------        ----------
         Total liabilities and shareholders' equity        $910,523           $49,477        $ 55,101        $1,015,101
                                                           ========           =======        ========        ==========

- -------------------
(1) Use of cash and line of credit to finance initial payment of the ASAP acquisition and payment of ASAP shareholder distributions
(2) Increase to goodwill due to ASAP acquisition
(3) Increase in liabilities to reflect acquisition expense for transaction
(4) Reflects accruals for severance and closure of redundant facilities
(5) Increase in notes payable for subsequent payment due on ASAP acquisition
(6) Elimination of ASAP minority interest upon acquisition of ASAP and ASAP minority interest
(7) Reflects elimination of ASAP historical shareholders' equity

            CORPORATE EXPRESS, INC. AND ASAP SOFTWARE EXPRESS, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                           YEAR ENDED MARCH 2, 1996
                                  (Unaudited)

                     (in thousands, except per share data)


                                                                                                      Corporate
                                                                                                       Express
                                                                                                         and
                                                                                                         ASAP
                                                Corporate                          Pro Forma           Pro Forma
                                                 Express             ASAP         Adjustments          Combined
                                               -----------        ---------       -----------         ----------
Net sales                                       $1,590,104        $ 157,795                           $1,747,899
Cost of sales                                    1,173,255          132,500                            1,305,755
Merger related inventory provisions                  5,952                                                 5,952
                                                ----------        ---------       -----------         ----------
  Gross profit                                     410,897           25,295                              436,192
Warehouse operating and selling expenses           297,275            3,834                              301,109
Corporate general & administrative expenses         46,980           11,205             2,312  (1)        60,497
Merger and other non-recurring charges              36,838                                                36,838
                                                ----------        ---------        -----------        ----------
  Operating profit (loss)                           29,804           10,256            (2,312)            37,748
Interest expense, net                               15,396                                225  (2)        15,621
                                                       724                                                   724
Other income                                    ----------        ---------        -----------        ----------
  Income (loss) before income taxes                 15,132           10,256            (2,537)            22,851
Income tax expense (benefit)                        10,952              200             2,805  (3)        13,957
                                                ----------        ---------        -----------        ----------
  Income (loss) before minority interest             4,180           10,056            (5,342)             8,894
Minority interest                                    1,436                                                 1,436
                                                ----------        ---------        -----------        ----------
  Income (loss) from continuing operations      $    2,744        $  10,056        $   (5,342)        $    7,458
                                                ==========        =========        ===========        ==========

Net income (loss) per common share
  Continuing operations                         $    0.040                                            $    0.110
                                                ==========                                            ==========

  Weighted average common shares outstanding        68,057                                                68,057
                                                ==========                                            ==========

- ----------------

   (1)  Adjustment to reflect amortization of goodwill related to ASAP acquisition
   (2)  Adjustment to reflect interest expense on notes payable for subsequent payment due on ASAP acquisition
   (3)  Adjustment to reflect income tax expense at the Company's statutory tax rate
